UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 22, 2011

CONMED HEALTHCARE MANAGEMENT, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-27554	42-1297992
(Commission File Number)	(I.R.S. Employer Identification Number)

7250 Parkway Dr. Suite 400 Hanover, MD (Address of principal executive offices)	21076 (Zip Code)

(410) 567-5520
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2011, Conmed Healthcare Management, Inc. (the “Company”) entered into an Amendment (the “Amendment”) to the Employment Letter Agreement with Thomas W. Fry, its Chief Financial Officer.  The Amendment provides that Mr. Fry is entitled to receive (i) a severance payment in the amount equal to six months of base salary if the Company terminates him without cause (as defined in the Amendment), and (ii) a severance payment in the amount equal to 12 months of base salary if the Company terminates him without cause within 12 months following a change of control (as defined in the Amendment). The Amendment also provides that in the event of a change of control all options and other equity incentives then granted to Mr. Fry which are unvested at the date of the change of control shall immediately vest and be exercisable.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to the Employment Letter Agreement, dated as of February 22, 2011, by and between Conmed Healthcare Management, Inc. and Thomas W. Fry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED HEALTHCARE MANAGEMENT, INC.

Date: February 24, 2011	By:	/s/ Thomas W. Fry
Name: Thomas W. Fry
Title: Chief Financial Officer